Exhibit 23 (j)



                          INDEPENDENT AUDITORS' CONSENT


                                                         The Board of Trustees
Oppenheimer Multiple Strategies Fund:

We consent to the use in this Registration Statement of Oppenheimer Multiple Strategies Fund of our report dated October 20, 2000, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.




                                   /s/KPMG LLP
                                    KPMG LLP

Denver, Colorado
January 16, 2001